News Release

Trustmark Corporation Announces 2013 Financial Results

JACKSON, Miss. – January 28, 2014 – Trustmark Corporation (NASDAQ:TRMK) reported net income available to common shareholders of $28.0 million in the fourth quarter of 2013, which represented diluted earnings per common share of $0.42.  For the full year 2013, net income available to common shareholders totaled $117.1 million, resulting in diluted earnings per share of $1.75.  Excluding non-routine merger costs and litigation expense that reduced after-tax net income by $8.3 million, or approximately $0.12 per diluted share, Trustmark’s net income available to common shareholders in 2013 totaled $125.3 million, or $1.87 per diluted share.  Trustmark’s performance during 2013 produced a return on average tangible common equity of 13.09% and a return on average assets of 1.02%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable March 15, 2014, to shareholders of record on March 1, 2014.  Since inception, Trustmark has consistently paid quarterly cash dividends to its shareholders.  These dividends have grown over time – and have never decreased – due to the quality and sustainability of earnings.

Gerard R. Host, President and CEO, stated, “Trustmark’s achievements in 2013 were significant.  We continued to build upon and expand customer relationships, as reflected by growth in our banking, wealth management and insurance businesses.  Over the course of the year, revenue increased 8.9% to a record level of $562.3 million.  Credit quality continued to improve and was an important contributor to our financial success.  During the year, we successfully completed the largest acquisition in our history, entering a number of new markets throughout Alabama as well as enhancing our position in the Florida panhandle.  We also continued investing in technology to increase revenue and improve efficiency.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating value for our shareholders as we enter our 125th year.”

Balance Sheet Management
•	Loans held for investment increased $102.2 million in fourth quarter, $206.1 million in 2013
•	Net interest income (FTE) totaled $105.6 million in fourth quarter, resulting in 4.10% net interest margin

Loans held for investment totaled $5.8 billion at December 31, 2013, an increase of $102.2 million, or 1.8% (7.2% annualized), from the prior quarter and $206.1 million, or 3.7%, from one year earlier.  From a geographic perspective, loans in Trustmark’s Alabama, Mississippi, Texas and Tennessee markets expanded $44.2 million, $42.2 million, $12.8 million, and $7.4 million, from the prior quarter respectively, while loans in the Florida market declined $4.5 million.

Growth was also diversified by loan type.  During the fourth quarter, increased lending to medical facilities and public entities in Mississippi, Alabama, and Tennessee was reflected in Other loan growth of $49.5 million.  Construction lending expanded $24.8 million due to growth in Trustmark’s Texas, Alabama, Tennessee and Mississippi markets.  Commercial and industrial loans increased $24.8 million principally due to growth in Trustmark’s Texas and Alabama markets.  Commercial real estate loans increased $6.8 million as growth in Mississippi and Alabama was offset in part by declines in Texas and Tennessee.  Trustmark’s single-family mortgage portfolio increased $2.6 million as growth in Alabama and Tennessee was offset in part by declines in Mississippi and Florida.  Trustmark’s consumer lending portfolio was relatively flat while other real estate secured loans decreased $7.0 million.

Acquired loans totaled $804.2 million at December 31, 2013, down $70.9 million from the prior quarter but up $670.6 million from one year earlier.  Collectively, loans held for investment and acquired loans totaled $6.6 billion at year-end 2013, up $31.3 million from the prior quarter and $876.8 million from the prior year.

During the fourth quarter of 2013, average earning assets totaled $10.2 billion; while average deposits were stable at $9.7 billion, average noninterest bearing deposits increased to 27.0% of average total deposits.

Net interest income (FTE) in the fourth quarter totaled $105.6 million, an increase of $3.5 million from the prior quarter, and resulted in a 16 basis point expansion of the net interest margin to 4.10%, principally attributable to increased recoveries on acquired loans.  The yield on acquired loans totaled 10.95% and included recoveries on loan pay-offs of $9.3 million, which represented approximately 4.35% of the total acquired annualized loan yield in the fourth quarter.  Excluding acquired loans, the net interest margin in the fourth quarter totaled 3.48% compared to 3.52% in the prior quarter.

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At December 31, 2013, Trustmark’s tangible common equity to tangible assets ratio was 8.26% while the total risk-based capital ratio was 14.18%, significantly exceeding the 10.00% benchmark to be classified as “well-capitalized.”  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Credit Quality
•	Significant reduction in classified and criticized loan balances
•	Nonperforming loans declined 20.8% during the year
•	Improved credit quality reflected in net recoveries and negative provisioning in 2013

Nonperforming loans totaled $65.2 million at December 31, 2013, a decline of 11.1% from the prior quarter and 20.8% from the prior year.  Foreclosed other real estate totaled $106.5 million, a decline of $9.8 million, or 8.4%, from the prior quarter.  Relative to levels one-year earlier, other real estate increased $28.4 million; excluding the acquisition-related increase of $44.3 million attributable to BancTrust, other real estate declined $16.0 million, or 20.4%.

Net charge-offs during the fourth quarter of 2013 totaled $201 thousand and represented 0.01% of average loans.  During 2013, recoveries exceeded charge-offs, resulting in a net recovery of $1.1 million, which represented a negative 0.02% of average loans.  This compares favorably to net charge-offs in 2012 of $17.5 million, or 0.30% of average loans.  The provision for loan losses for loans held for investment was a negative $2.0 million in the fourth quarter of 2013, reflecting the net recovery position and improved credit quality.  For the year ended December 31, 2013, the provision for loan losses for loans held for investment was a negative $13.4 million; during 2012, the provision for loan losses for loans held for investment was a positive $6.8 million.

During the fourth quarter, Trustmark experienced a decline of $22.6 million, or 9.28%, in classified loans and a decline of $23.9 million, or 8.49%, in criticized loans relative to the prior quarter.  Relative to the prior year, classified loan balances decreased $32.9 million, or 12.95%, while criticized loan balances decreased $71.1 million, or 21.63%.

Allocation of Trustmark’s $66.4 million allowance for loan losses represented 1.30% of commercial loans and 0.75% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.15% at December 31, 2013, which represents a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 190.70% of nonperforming loans, excluding impaired loans.

All of the above credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Noninterest Income
•	Noninterest income totaled $173.9 million in 2013
•	Wealth management revenue achieved record level in 2013
•	Tax credit investments reduced effective tax rate to 23.99% in 2013

Noninterest income totaled $38.7 million in the fourth quarter, a decrease of $8.5 million from the prior quarter.  This decline resulted in part from an increase in partnership amortization of $3.3 million related to additional tax credit investments that reduced the Corporation’s effective tax rate during the fourth quarter as well as a $2.6 million reduction in the FDIC indemnification asset resulting from the re-estimation of cash flows and loan pay-offs.   Each of these items was included in other noninterest income.

Mortgage banking revenue in the fourth quarter totaled $5.2 million, a decline of $3.3 million from the prior quarter due principally to lower secondary marketing gains resulting from tightening mortgage spreads and reduced volume during the quarter and lower positive mortgage servicing hedge ineffectiveness.  Mortgage loan production in the fourth quarter totaled $276.0 million, down 22.9% from the prior quarter and 44.2% from levels one year earlier, reflecting the decline in refinance activity following an extended low interest rate environment.  Mortgage loan production in 2013 totaled $1.45 billion, a decline of 23.3% from levels in 2012, while mortgage banking revenue declined 18.2% to $33.5 million.

Insurance revenue in the fourth quarter totaled $7.3 million, reflecting a seasonal decrease of 10.7% relative to the prior quarter and an increase of 6.6% from levels one year earlier.  Improved performance year-over-year resulted from increased business development efforts as well as increasing insurance premium levels.  During the fourth quarter, new insurance offices opened in Oxford, MS and Nashville, TN.  Insurance revenue in 2013 totaled $30.8 million, an increase of 9.3% relative to the prior year.

Wealth management revenue totaled $8.1 million during the fourth quarter, an increase of 8.3% from the prior quarter and 31.8% from the comparable period one year earlier.  This growth is attributable to increased sales within investment services resulting from improved market conditions as well as improved profitability within the trust management business and reflects the merger with BancTrust.   Wealth management revenue in 2013 totaled $29.5 million, an increase of 27.9% relative to the prior year.

Bank card and other fees totaled $9.6 million in the fourth quarter, an increase of 7.3% from the prior quarter and 20.1% from the comparable period one year earlier.  This growth was due in part to increased interchange income from debit cards.  Service charges on deposit accounts totaled $13.1 million, a decrease of 5.3% from the prior quarter primarily resulting from a reduction in NSF and overdraft fees; relative to the fourth quarter of 2012, service charges increased 5.8%.

Noninterest Expense
•	Routine noninterest expense remained well-controlled
•	Continued realignment of branch network to enhance efficiency and revenue growth

Noninterest expense totaled $104.9 million in the fourth quarter.  Excluding ORE and intangible amortization of $5.5 million, noninterest expense during the fourth quarter totaled $99.4 million, an increase of $3.4 million from comparable expenses in the prior quarter.  The increase during the quarter was primarily reflected in salaries and benefits, services and fees and other expenses.   Salaries and benefits reflected an increase of $644 thousand, which included an additional year-end incentive accrual of $1.2 million and additional medical expenses of $200 thousand offset by reductions in salaries and commissions of $802 thousand.  Services and fees increased by $896 thousand principally due to additional advertising during the fourth quarter of approximately $384 thousand and increased professional service fees of approximately $450 thousand.  Other expense increased by $1.9 million, which was primarily attributed to additional reserves for potential mortgage loan repurchases of $615 thousand and increased mortgage foreclosure expenses of $454 thousand.

Trustmark continued realignment of its branch network to enhance productivity and efficiency as well as promote additional revenue growth.  As previously announced, Trustmark consolidated six banking centers during the fourth quarter – two each in Alabama, Mississippi, and Houston, Texas.  Over the course of 2013, Trustmark consolidated 14 banking centers and opened three new offices – one each in Houston, Jackson and Memphis.  Trustmark is committed to investments to support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 29, 2014, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, February 12, 2014, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark Corporation is a financial services company providing banking and financial solutions through 208 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, a material decline in, or changes in our ability to measure the fair value of assets in our portfolio (including loans and investment securities), material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, acceleration of significantly extended deterioration in loan performance and default levels, a significant increase in foreclosure activity, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2013	9/30/2013	12/31/2012	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$3,026,186	$3,279,606	$2,466,738	$(253,420)	-7.7%	$559,448	22.7%
Securities AFS-nontaxable	160,989	172,055	169,906	(11,066)	-6.4%	(8,917)	-5.2%
Securities HTM-taxable	265,792	59,168	26,510	206,624	n/m	239,282	n/m
Securities HTM-nontaxable	21,172	11,024	17,443	10,148	92.1%	3,729	21.4%
Total securities	3,474,139	3,521,853	2,680,597	(47,714)	-1.4%	793,542	29.6%
Loans (including loans held for sale)	5,847,557	5,784,170	5,834,525	63,387	1.1%	13,032	0.2%
Acquired loans:
Noncovered loans	812,426	888,883	82,317	(76,457)	-8.6%	730,109	n/m
Covered loans	34,640	39,561	58,272	(4,921)	-12.4%	(23,632)	-40.6%
Fed funds sold and rev repos	11,094	8,978	8,747	2,116	23.6%	2,347	26.8%
Other earning assets	32,118	38,226	31,168	(6,108)	-16.0%	950	3.0%
Total earning assets	10,211,974	10,281,671	8,695,626	(69,697)	-0.7%	1,516,348	17.4%
Allowance for loan losses	(78,742)	(79,696)	(88,715)	954	-1.2%	9,973	-11.2%
Cash and due from banks	275,051	272,320	238,976	2,731	1.0%	36,075	15.1%
Other assets	1,360,712	1,284,813	972,748	75,899	5.9%	387,964	39.9%
Total assets	$11,768,995	$11,759,108	$9,818,635	$9,887	0.1%	$1,950,360	19.9%

Interest-bearing demand deposits	$1,803,956	$1,842,379	$1,545,967	$(38,423)	-2.1%	$257,989	16.7%
Savings deposits	2,952,472	2,995,110	2,275,569	(42,638)	-1.4%	676,903	29.7%
Time deposits less than $100,000	1,344,488	1,380,954	1,120,735	(36,466)	-2.6%	223,753	20.0%
Time deposits of $100,000 or more	961,075	993,948	760,363	(32,873)	-3.3%	200,712	26.4%
Total interest-bearing deposits	7,061,991	7,212,391	5,702,634	(150,400)	-2.1%	1,359,357	23.8%
Fed funds purchased and repos	361,758	364,446	388,007	(2,688)	-0.7%	(26,249)	-6.8%
Short-term borrowings	63,531	59,324	85,313	4,207	7.1%	(21,782)	-25.5%
Long-term FHLB advances	8,507	8,620	-	(113)	-1.3%	8,507	n/m
Subordinated notes	49,898	49,890	49,866	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	7,607,541	7,756,527	6,287,676	(148,986)	-1.9%	1,319,865	21.0%
Noninterest-bearing deposits	2,611,209	2,479,082	2,115,784	132,127	5.3%	495,425	23.4%
Other liabilities	203,270	190,143	126,953	13,127	6.9%	76,317	60.1%
Total liabilities	10,422,020	10,425,752	8,530,413	(3,732)	0.0%	1,891,607	22.2%
Shareholders' equity	1,346,975	1,333,356	1,288,222	13,619	1.0%	58,753	4.6%
Total liabilities and equity	$11,768,995	$11,759,108	$9,818,635	$9,887	0.1%	$1,950,360	19.9%

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2013	9/30/2013	12/31/2012	$ Change	% Change	$ Change	% Change
Cash and due from banks	$345,761	$335,695	$231,489	$10,066	3.0%	$114,272	49.4%
Fed funds sold and rev repos	7,253	7,867	7,046	(614)	-7.8%	207	2.9%
Securities available for sale	2,194,154	3,372,101	2,657,745	(1,177,947)	-34.9%	(463,591)	-17.4%
Securities held to maturity	1,168,728	69,980	42,188	1,098,748	n/m	1,126,540	n/m
Loans held for sale (LHFS)	149,169	119,986	257,986	29,183	24.3%	(108,817)	-42.2%
Loans held for investment (LHFI)	5,798,881	5,696,641	5,592,754	102,240	1.8%	206,127	3.7%
Allowance for loan losses	(66,448)	(68,632)	(78,738)	2,184	-3.2%	12,290	-15.6%
Net LHFI	5,732,433	5,628,009	5,514,016	104,424	1.9%	218,417	4.0%
Acquired loans:
Noncovered loans	769,990	837,875	81,523	(67,885)	-8.1%	688,467	n/m
Covered loans	34,216	37,250	52,041	(3,034)	-8.1%	(17,825)	-34.3%
Allowance for loan losses, acquired loans	(9,636)	(5,333)	(6,075)	(4,303)	80.7%	(3,561)	58.6%
Net acquired loans	794,570	869,792	127,489	(75,222)	-8.6%	667,081	n/m
Net LHFI and acquired loans	6,527,003	6,497,801	5,641,505	29,202	0.4%	885,498	15.7%
Premises and equipment, net	207,283	208,837	154,841	(1,554)	-0.7%	52,442	33.9%
Mortgage servicing rights	67,834	63,150	47,341	4,684	7.4%	20,493	43.3%
Goodwill	372,851	372,463	291,104	388	0.1%	81,747	28.1%
Identifiable intangible assets	41,990	44,424	17,306	(2,434)	-5.5%	24,684	n/m
Other real estate, excluding covered other real estate	106,539	116,329	78,189	(9,790)	-8.4%	28,350	36.3%
Covered other real estate	5,108	5,092	5,741	16	0.3%	(633)	-11.0%
FDIC indemnification asset	14,347	17,085	21,774	(2,738)	-16.0%	(7,427)	-34.1%
Other assets	582,363	574,387	374,412	7,976	1.4%	207,951	55.5%
Total assets	$11,790,383	$11,805,197	$9,828,667	$(14,814)	-0.1%	$1,961,716	20.0%

Deposits:
Noninterest-bearing	$2,663,503	$2,643,612	$2,254,211	$19,891	0.8%	$409,292	18.2%
Interest-bearing	7,196,399	7,143,622	5,642,306	52,777	0.7%	1,554,093	27.5%
Total deposits	9,859,902	9,787,234	7,896,517	72,668	0.7%	1,963,385	24.9%
Fed funds purchased and repos	251,587	342,465	288,829	(90,878)	-26.5%	(37,242)	-12.9%
Short-term borrowings	66,385	60,698	86,920	5,687	9.4%	(20,535)	-23.6%
Long-term FHLB advances	8,458	8,562	-	(104)	-1.2%	8,458	n/m
Subordinated notes	49,904	49,896	49,871	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	137,338	164,972	157,305	(27,634)	-16.8%	(19,967)	-12.7%
Total liabilities	10,435,430	10,475,683	8,541,298	(40,253)	-0.4%	1,894,132	22.2%
Common stock	14,038	13,998	13,506	40	0.3%	532	3.9%
Capital surplus	349,680	343,759	285,905	5,921	1.7%	63,775	22.3%
Retained earnings	1,034,966	1,023,983	984,563	10,983	1.1%	50,403	5.1%
Accum other comprehensive
(loss) income, net of tax	(43,731)	(52,226)	3,395	8,495	-16.3%	(47,126)	n/m
Total shareholders' equity	1,354,953	1,329,514	1,287,369	25,439	1.9%	67,584	5.2%
Total liabilities and equity	$11,790,383	$11,805,197	$9,828,667	$(14,814)	-0.1%	$1,961,716	20.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2013	9/30/2013	12/31/2012	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$67,038	$68,417	$69,989	$(1,379)	-2.0%	$(2,951)	-4.2%
Interest and fees on acquired loans	23,384	19,183	4,859	4,201	21.9%	18,525	n/m
Interest on securities-taxable	19,078	18,654	15,305	424	2.3%	3,773	24.7%
Interest on securities-tax exempt-FTE	1,963	1,960	2,066	3	0.2%	(103)	-5.0%
Interest on fed funds sold and rev repos	14	8	9	6	75.0%	5	55.6%
Other interest income	367	372	337	(5)	-1.3%	30	8.9%
Total interest income-FTE	111,844	108,594	92,565	3,250	3.0%	19,279	20.8%
Interest on deposits	4,768	4,970	5,061	(202)	-4.1%	(293)	-5.8%
Interest on fed funds pch and repos	104	106	140	(2)	-1.9%	(36)	-25.7%
Other interest expense	1,370	1,389	1,346	(19)	-1.4%	24	1.8%
Total interest expense	6,242	6,465	6,547	(223)	-3.4%	(305)	-4.7%
Net interest income-FTE	105,602	102,129	86,018	3,473	3.4%	19,584	22.8%
Provision for loan losses, LHFI	(1,983)	(3,624)	(535)	1,641	-45.3%	(1,448)	n/m
Provision for loan losses, acquired loans	4,169	3,292	1,945	877	26.6%	2,224	n/m
Net interest income after provision-FTE	103,416	102,461	84,608	955	0.9%	18,808	22.2%
Service charges on deposit accounts	13,114	13,852	12,391	(738)	-5.3%	723	5.8%
Insurance commissions	7,343	8,227	6,887	(884)	-10.7%	456	6.6%
Wealth management	8,145	7,520	6,181	625	8.3%	1,964	31.8%
Bank card and other fees	9,580	8,929	7,978	651	7.3%	1,602	20.1%
Mortgage banking, net	5,186	8,440	11,331	(3,254)	-38.6%	(6,145)	-54.2%
Other, net	(4,802)	165	(2,007)	(4,967)	n/m	(2,795)	n/m
Nonint inc-excl sec gains (losses), net	38,566	47,133	42,761	(8,567)	-18.2%	(4,195)	-9.8%
Security gains (losses), net	107	-	18	107	n/m	89	n/m
Total noninterest income	38,673	47,133	42,779	(8,460)	-17.9%	(4,106)	-9.6%
Salaries and employee benefits	56,687	56,043	49,724	644	1.1%	6,963	14.0%
Services and fees	14,476	13,580	12,572	896	6.6%	1,904	15.1%
Net occupancy-premises	6,659	6,644	5,023	15	0.2%	1,636	32.6%
Equipment expense	6,400	6,271	5,288	129	2.1%	1,112	21.0%
FDIC assessment expense	2,228	2,376	1,075	(148)	-6.2%	1,153	n/m
ORE/Foreclosure expense	3,009	3,079	3,173	(70)	-2.3%	(164)	-5.2%
Other expense	15,408	13,531	10,454	1,877	13.9%	4,954	47.4%
Total noninterest expense	104,867	101,524	87,309	3,343	3.3%	17,558	20.1%
Income before income taxes and tax eq adj	37,222	48,070	40,078	(10,848)	-22.6%	(2,856)	-7.1%
Tax equivalent adjustment	3,747	3,700	3,699	47	1.3%	48	1.3%
Income before income taxes	33,475	44,370	36,379	(10,895)	-24.6%	(2,904)	-8.0%
Income taxes	5,436	11,336	8,669	(5,900)	-52.0%	(3,233)	-37.3%
Net income available to common shareholders	$28,039	$33,034	$27,710	$(4,995)	-15.1%	$329	1.2%

Per common share data
Earnings per share - basic	$0.42	$0.49	$0.43	$(0.07)	-14.3%	$(0.01)	-2.3%

Earnings per share - diluted	$0.42	$0.49	$0.43	$(0.07)	-14.3%	$(0.01)	-2.3%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	67,249,877	67,177,013	64,785,457

Diluted	67,449,778	67,382,478	65,007,281

Period end common shares outstanding	67,372,980	67,181,694	64,820,414

OTHER FINANCIAL DATA
Return on common equity	8.26%	9.83%	8.56%
Return on average tangible common equity	12.59%	14.92%	11.51%
Return on assets	0.95%	1.11%	1.12%
Interest margin - Yield - FTE	4.35%	4.19%	4.23%
Interest margin - Cost	0.24%	0.25%	0.30%
Net interest margin - FTE	4.10%	3.94%	3.94%
Efficiency ratio (1)	72.74%	68.02%	67.80%
Full-time equivalent employees	3,110	3,110	2,666

COMMON STOCK PERFORMANCE
Market value-Close	$26.84	$25.60	$22.46
Common book value	$20.11	$19.79	$19.86
Tangible common book value	$13.95	$13.58	$15.10

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2013	9/30/2013	12/31/2012	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$14	$81	$-	$(67)	-82.7%	$14	n/m
Florida	12,278	14,619	19,314	(2,341)	-16.0%	(7,036)	-36.4%
Mississippi (2)	42,307	43,132	38,960	(825)	-1.9%	3,347	8.6%
Tennessee (3)	4,390	5,596	8,401	(1,206)	-21.6%	(4,011)	-47.7%
Texas	6,249	9,953	15,688	(3,704)	-37.2%	(9,439)	-60.2%
Total nonaccrual loans	65,238	73,381	82,363	(8,143)	-11.1%	(17,125)	-20.8%
Other real estate
Alabama	25,912	25,308	-	604	2.4%	25,912	n/m
Florida	34,480	39,198	18,569	(4,718)	-12.0%	15,911	85.7%
Mississippi (2)	22,766	25,439	27,771	(2,673)	-10.5%	(5,005)	-18.0%
Tennessee (3)	12,892	14,615	17,589	(1,723)	-11.8%	(4,697)	-26.7%
Texas	10,489	11,769	14,260	(1,280)	-10.9%	(3,771)	-26.4%
Total other real estate	106,539	116,329	78,189	(9,790)	-8.4%	28,350	36.3%
Total nonperforming assets	$171,777	$189,710	$160,552	$(17,933)	-9.5%	$11,225	7.0%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,298	$2,344	$6,378	$954	40.7%	$(3,080)	-48.3%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$21,540	$18,432	$43,073	$3,108	16.9%	$(21,533)	-50.0%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2013	9/30/2013	12/31/2012	$ Change	% Change	$ Change	% Change
Beginning Balance	$68,632	$72,825	$83,526	$(4,193)	-5.8%	$(14,894)	-17.8%
Provision for loan losses	(1,983)	(3,624)	(535)	1,641	-45.3%	(1,448)	n/m
Charge-offs	(3,305)	(3,817)	(8,829)	512	-13.4%	5,524	-62.6%
Recoveries	3,104	3,248	4,576	(144)	-4.4%	(1,472)	-32.2%
Net (charge-offs) recoveries	(201)	(569)	(4,253)	368	-64.7%	4,052	-95.3%
Ending Balance	$66,448	$68,632	$78,738	$(2,184)	-3.2%	$(12,290)	-15.6%

PROVISION FOR LOAN LOSSES (4)
Alabama	$332	$550	$-	$(218)	-39.6%	$332	n/m
Florida	(2,350)	(2,642)	(706)	292	-11.1%	(1,644)	n/m
Mississippi (2)	3,336	(1,051)	2,031	4,387	n/m	1,305	64.3%
Tennessee (3)	(117)	(150)	(1,037)	33	-22.0%	920	-88.7%
Texas	(3,184)	(331)	(823)	(2,853)	n/m	(2,361)	n/m
Total provision for loan losses	$(1,983)	$(3,624)	$(535)	$1,641	-45.3%	$(1,448)	n/m

NET CHARGE-OFFS (4)
Alabama	$74	$132	$-	$(58)	-43.9%	$74	n/m
Florida	(634)	(138)	(237)	(496)	n/m	(397)	n/m
Mississippi (2)	393	375	874	18	4.8%	(481)	-55.0%
Tennessee (3)	506	(153)	(43)	659	n/m	549	n/m
Texas	(138)	353	3,659	(491)	n/m	(3,797)	n/m
Total net charge-offs (recoveries)	$201	$569	$4,253	$(368)	-64.7%	$(4,052)	-95.3%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.01%	0.04%	0.29%
Provision for loan losses/average loans	-0.13%	-0.25%	-0.04%
Nonperforming loans/total loans (incl LHFS)	1.10%	1.26%	1.41%
Nonperforming assets/total loans (incl LHFS)	2.89%	3.26%	2.74%
Nonperforming assets/total loans (incl LHFS) +ORE	2.84%	3.20%	2.71%
ALL/total loans (excl LHFS)	1.15%	1.20%	1.41%
ALL-commercial/total commercial loans	1.30%	1.39%	1.59%
ALL-consumer/total consumer and home mortgage loans	0.75%	0.73%	0.97%
ALL/nonperforming loans	101.86%	93.53%	95.60%
ALL/nonperforming loans -
(excl impaired loans)	190.70%	161.96%	174.46%

CAPITAL RATIOS
Common equity/total assets	11.49%	11.26%	13.10%
Tangible common equity/tangible assets	8.26%	8.01%	10.28%
Tangible common equity/risk-weighted assets	11.88%	11.66%	14.56%
Tier 1 leverage ratio	9.06%	8.78%	10.97%
Tier 1 common risk-based capital ratio	12.21%	11.92%	14.63%
Tier 1 risk-based capital ratio	12.97%	12.69%	15.53%
Total risk-based capital ratio	14.18%	14.02%	17.22%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Securities AFS-taxable	$3,026,186	$3,279,606	$3,259,086	$2,836,051	$2,466,738	$3,101,245	$2,386,552
Securities AFS-nontaxable	160,989	172,055	171,974	167,773	169,906	168,190	166,790
Securities HTM-taxable	265,792	59,168	59,678	48,632	26,510	108,778	29,551
Securities HTM-nontaxable	21,172	11,024	11,520	16,648	17,443	15,092	19,188
Total securities	3,474,139	3,521,853	3,502,258	3,069,104	2,680,597	3,393,305	2,602,081
Loans (including loans held for sale)	5,847,557	5,784,170	5,735,296	5,741,340	5,834,525	5,777,401	5,918,002
Acquired loans:
Noncovered loans	812,426	888,883	949,367	530,643	82,317	796,358	72,111
Covered loans	34,640	39,561	43,425	49,815	58,272	41,812	67,310
Fed funds sold and rev repos	11,094	8,978	6,808	6,618	8,747	8,388	7,552
Other earning assets	32,118	38,226	34,752	34,661	31,168	34,941	31,669
Total earning assets	10,211,974	10,281,671	10,271,906	9,432,181	8,695,626	10,052,205	8,698,725
Allowance for loan losses	(78,742)	(79,696)	(84,574)	(86,447)	(88,715)	(82,336)	(89,954)
Cash and due from banks	275,051	272,320	284,056	270,740	238,976	275,545	244,952
Other assets	1,360,712	1,284,813	1,311,262	1,183,493	972,748	1,285,555	949,328
Total assets	$11,768,995	$11,759,108	$11,782,650	$10,799,967	$9,818,635	$11,530,969	$9,803,051

Interest-bearing demand deposits	$1,803,956	$1,842,379	$1,811,402	$1,703,336	$1,545,967	$1,790,687	$1,542,601
Savings deposits	2,952,472	2,995,110	3,060,437	2,767,747	2,275,569	2,944,588	2,357,424
Time deposits less than $100,000	1,344,488	1,380,954	1,419,381	1,268,619	1,120,735	1,353,643	1,157,822
Time deposits of $100,000 or more	961,075	993,948	1,029,498	893,104	760,363	969,660	795,126
Total interest-bearing deposits	7,061,991	7,212,391	7,320,718	6,632,806	5,702,634	7,058,578	5,852,973
Fed funds purchased and repos	361,758	364,446	312,865	266,958	388,007	326,870	370,283
Short-term borrowings	63,531	59,324	51,718	66,999	85,313	60,381	83,042
Long-term FHLB advances	8,507	8,620	9,575	4,580	-	7,833	-
Subordinated notes	49,898	49,890	49,882	49,874	49,866	49,886	49,854
Junior subordinated debt securities	61,856	61,856	82,460	77,989	61,856	70,971	61,856
Total interest-bearing liabilities	7,607,541	7,756,527	7,827,218	7,099,206	6,287,676	7,574,519	6,418,008
Noninterest-bearing deposits	2,611,209	2,479,082	2,451,547	2,199,043	2,115,784	2,436,470	2,006,230
Other liabilities	203,270	190,143	159,525	176,210	126,953	182,383	117,196
Total liabilities	10,422,020	10,425,752	10,438,290	9,474,459	8,530,413	10,193,372	8,541,434
Shareholders' equity	1,346,975	1,333,356	1,344,360	1,325,508	1,288,222	1,337,597	1,261,617
Total liabilities and equity	$11,768,995	$11,759,108	$11,782,650	$10,799,967	$9,818,635	$11,530,969	$9,803,051

PERIOD END BALANCES	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Cash and due from banks	$345,761	$335,695	$301,532	$242,896	$231,489
Fed funds sold and rev repos	7,253	7,867	7,869	5,926	7,046
Securities available for sale	2,194,154	3,372,101	3,511,683	3,546,083	2,657,745
Securities held to maturity	1,168,728	69,980	70,338	73,666	42,188
Loans held for sale (LHFS)	149,169	119,986	202,699	207,758	257,986
Loans held for investment (LHFI)	5,798,881	5,696,641	5,577,382	5,531,788	5,592,754
Allowance for loan losses	(66,448)	(68,632)	(72,825)	(76,900)	(78,738)
Net LHFI	5,732,433	5,628,009	5,504,557	5,454,888	5,514,016
Acquired loans:
Noncovered loans	769,990	837,875	922,453	1,003,127	81,523
Covered loans	34,216	37,250	40,820	47,589	52,041
Allowance for loan losses, acquired loans	(9,636)	(5,333)	(2,690)	(6,458)	(6,075)
Net acquired loans	794,570	869,792	960,583	1,044,258	127,489
Net LHFI and acquired loans	6,527,003	6,497,801	6,465,140	6,499,146	5,641,505
Premises and equipment, net	207,283	208,837	210,845	210,789	154,841
Mortgage servicing rights	67,834	63,150	60,380	51,529	47,341
Goodwill	372,851	372,463	368,315	366,366	291,104
Identifiable intangible assets	41,990	44,424	46,889	49,361	17,306
Other real estate, excluding covered other real estate	106,539	116,329	117,712	118,406	78,189
Covered other real estate	5,108	5,092	5,147	5,879	5,741
FDIC indemnification asset	14,347	17,085	17,342	20,198	21,774
Other assets	582,363	574,387	477,421	452,512	374,412
Total assets	$11,790,383	$11,805,197	$11,863,312	$11,850,515	$9,828,667

Deposits:
Noninterest-bearing	$2,663,503	$2,643,612	$2,520,895	$2,534,287	$2,254,211
Interest-bearing	7,196,399	7,143,622	7,296,697	7,375,144	5,642,306
Total deposits	9,859,902	9,787,234	9,817,592	9,909,431	7,896,517
Fed funds purchased and repos	251,587	342,465	374,021	219,769	288,829
Short-term borrowings	66,385	60,698	56,645	46,325	86,920
Long-term FHLB advances	8,458	8,562	8,679	10,969	-
Subordinated notes	49,904	49,896	49,888	49,879	49,871
Junior subordinated debt securities	61,856	61,856	61,856	94,856	61,856
Other liabilities	137,338	164,972	167,812	166,340	157,305
Total liabilities	10,435,430	10,475,683	10,536,493	10,497,569	8,541,298
Common stock	14,038	13,998	13,994	13,992	13,506
Capital surplus	349,680	343,759	342,359	342,233	285,905
Retained earnings	1,034,966	1,023,983	1,006,554	991,012	984,563
Accum other comprehensive
(loss) income, net of tax	(43,731)	(52,226)	(36,088)	5,709	3,395
Total shareholders' equity	1,354,953	1,329,514	1,326,819	1,352,946	1,287,369
Total liabilities and equity	$11,790,383	$11,805,197	$11,863,312	$11,850,515	$9,828,667

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Interest and fees on LHFS & LHFI-FTE	$67,038	$68,417	$67,750	$67,412	$69,989	$270,617	$291,273
Interest and fees on acquired loans	23,384	19,183	20,987	12,782	4,859	76,336	18,122
Interest on securities-taxable	19,078	18,654	18,547	16,539	15,305	72,818	66,950
Interest on securities-tax exempt-FTE	1,963	1,960	1,974	2,018	2,066	7,915	8,343
Interest on fed funds sold and rev repos	14	8	5	4	9	31	26
Other interest income	367	372	372	355	337	1,466	1,342
Total interest income-FTE	111,844	108,594	109,635	99,110	92,565	429,183	386,056
Interest on deposits	4,768	4,970	5,071	4,909	5,061	19,718	24,604
Interest on fed funds pch and repos	104	106	88	81	140	379	588
Other interest expense	1,370	1,389	1,513	1,490	1,346	5,762	5,477
Total interest expense	6,242	6,465	6,672	6,480	6,547	25,859	30,669
Net interest income-FTE	105,602	102,129	102,963	92,630	86,018	403,324	355,387
Provision for loan losses, LHFI	(1,983)	(3,624)	(4,846)	(2,968)	(535)	(13,421)	6,766
Provision for loan losses, acquired loans	4,169	3,292	(1,552)	130	1,945	6,039	5,528
Net interest income after provision-FTE	103,416	102,461	109,361	95,468	84,608	410,706	343,093
Service charges on deposit accounts	13,114	13,852	12,929	11,681	12,391	51,576	50,351
Insurance commissions	7,343	8,227	8,014	7,242	6,887	30,826	28,205
Wealth management	8,145	7,520	6,940	6,875	6,181	29,480	23,056
Bank card and other fees	9,580	8,929	9,507	7,945	7,978	35,961	30,445
Mortgage banking, net	5,186	8,440	8,295	11,583	11,331	33,504	40,960
Other, net	(4,802)	165	(2,145)	(1,191)	(2,007)	(7,973)	1,113
Nonint inc-excl sec gains (losses), net	38,566	47,133	43,540	44,135	42,761	173,374	174,130
Security gains (losses), net	107	-	174	204	18	485	1,059
Total noninterest income	38,673	47,133	43,714	44,339	42,779	173,859	175,189
Salaries and employee benefits	56,687	56,043	55,405	53,592	49,724	221,727	190,519
Services and fees	14,476	13,580	12,816	13,032	12,572	53,904	46,751
Net occupancy-premises	6,659	6,644	6,703	5,955	5,023	25,961	20,267
Equipment expense	6,400	6,271	6,193	5,674	5,288	24,538	20,478
FDIC assessment expense	2,228	2,376	2,376	2,021	1,075	9,001	6,502
ORE/Foreclosure expense	3,009	3,079	5,131	3,820	3,173	15,039	11,165
Other expense	15,408	13,531	18,571	18,051	10,454	65,561	48,820
Total noninterest expense	104,867	101,524	107,195	102,145	87,309	415,731	344,502
Income before income taxes and tax eq adj	37,222	48,070	45,880	37,662	40,078	168,834	173,780
Tax equivalent adjustment	3,747	3,700	3,735	3,655	3,699	14,837	14,397
Income before income taxes	33,475	44,370	42,145	34,007	36,379	153,997	159,383
Income taxes	5,436	11,336	11,024	9,141	8,669	36,937	42,100
Net income available to common shareholders	$28,039	$33,034	$31,121	$24,866	$27,710	$117,060	$117,283

Per common share data
Earnings per share - basic	$0.42	$0.49	$0.46	$0.38	$0.43	$1.75	$1.81

Earnings per share - diluted	$0.42	$0.49	$0.46	$0.38	$0.43	$1.75	$1.81

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average common shares outstanding
Basic	67,249,877	67,177,013	67,162,530	65,983,204	64,785,457	66,897,404	64,658,765

Diluted	67,449,778	67,382,478	67,344,117	66,149,656	65,007,281	67,073,072	64,850,550

Period end common shares outstanding	67,372,980	67,181,694	67,163,195	67,151,087	64,820,414	67,372,980	64,820,414

OTHER FINANCIAL DATA
Return on common equity	8.26%	9.83%	9.29%	7.61%	8.56%	8.75%	9.30%
Return on average tangible common equity	12.59%	14.92%	14.09%	10.82%	11.51%	13.09%	12.55%
Return on assets	0.95%	1.11%	1.06%	0.93%	1.12%	1.02%	1.20%
Interest margin - Yield - FTE	4.35%	4.19%	4.28%	4.26%	4.23%	4.27%	4.44%
Interest margin - Cost	0.24%	0.25%	0.26%	0.28%	0.30%	0.26%	0.35%
Net interest margin - FTE	4.10%	3.94%	4.02%	3.98%	3.94%	4.01%	4.09%
Efficiency ratio (1)	72.74%	68.02%	70.44%	67.84%	67.80%	69.77%	65.02%
Full-time equivalent employees	3,110	3,110	3,119	3,164	2,666

COMMON STOCK PERFORMANCE
Market value-Close	$26.84	$25.60	$24.58	$25.01	$22.46
Common book value	$20.11	$19.79	$19.76	$20.15	$19.86
Tangible common book value	$13.95	$13.58	$13.57	$13.96	$15.10

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Nonaccrual loans
Alabama	$14	$81	$73	$-	$-
Florida	12,278	14,619	15,916	14,046	19,314
Mississippi (2)	42,307	43,132	41,761	46,697	38,960
Tennessee (3)	4,390	5,596	4,482	4,877	8,401
Texas	6,249	9,953	12,086	17,702	15,688
Total nonaccrual loans	65,238	73,381	74,318	83,322	82,363
Other real estate
Alabama	25,912	25,308	27,245	28,870	-
Florida	34,480	39,198	35,025	30,662	18,569
Mississippi (2)	22,766	25,439	26,843	26,457	27,771
Tennessee (3)	12,892	14,615	15,811	18,339	17,589
Texas	10,489	11,769	12,788	14,078	14,260
Total other real estate	106,539	116,329	117,712	118,406	78,189
Total nonperforming assets	$171,777	$189,710	$192,030	$201,728	$160,552

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$3,298	$2,344	$4,194	$2,772	$6,378

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$21,540	$18,432	$14,003	$4,469	$43,073

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Beginning Balance	$68,632	$72,825	$76,900	$78,738	$83,526	$78,738	$89,518
Provision for loan losses	(1,983)	(3,624)	(4,846)	(2,968)	(535)	(13,421)	6,766
Charge-offs	(3,305)	(3,817)	(3,031)	(3,325)	(8,829)	(13,478)	(31,376)
Recoveries	3,104	3,248	3,802	4,455	4,576	14,609	13,830
Net (charge-offs) recoveries	(201)	(569)	771	1,130	(4,253)	1,131	(17,546)
Ending Balance	$66,448	$68,632	$72,825	$76,900	$78,738	$66,448	$78,738

PROVISION FOR LOAN LOSSES (4)
Alabama	$332	$550	$232	$676	$-	$1,790	$-
Florida	(2,350)	(2,642)	(3,425)	(3,675)	(706)	(12,092)	(730)
Mississippi (2)	3,336	(1,051)	(520)	(1,920)	2,031	(155)	7,790
Tennessee (3)	(117)	(150)	(335)	(378)	(1,037)	(980)	460
Texas	(3,184)	(331)	(798)	2,329	(823)	(1,984)	(754)
Total provision for loan losses	$(1,983)	$(3,624)	$(4,846)	$(2,968)	$(535)	$(13,421)	$6,766

NET CHARGE-OFFS (4)
Alabama	$74	$132	$67	$11	$-	$284	$-
Florida	(634)	(138)	(1,426)	(849)	(237)	(3,047)	5,261
Mississippi (2)	393	375	291	(290)	874	769	7,602
Tennessee (3)	506	(153)	103	249	(43)	705	1,154
Texas	(138)	353	194	(251)	3,659	158	3,529
Total net charge-offs (recoveries)	$201	$569	$(771)	$(1,130)	$4,253	$(1,131)	$17,546

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.01%	0.04%	-0.05%	-0.08%	0.29%	-0.02%	0.30%
Provision for loan losses/average loans	-0.13%	-0.25%	-0.34%	-0.21%	-0.04%	-0.23%	0.11%
Nonperforming loans/total loans (incl LHFS)	1.10%	1.26%	1.29%	1.45%	1.41%
Nonperforming assets/total loans (incl LHFS)	2.89%	3.26%	3.32%	3.51%	2.74%
Nonperforming assets/total loans (incl LHFS) +ORE	2.84%	3.20%	3.26%	3.44%	2.71%
ALL/total loans (excl LHFS)	1.15%	1.20%	1.31%	1.39%	1.41%
ALL-commercial/total commercial loans	1.30%	1.39%	1.48%	1.56%	1.59%
ALL-consumer/total consumer and home mortgage loans	0.75%	0.73%	0.84%	0.94%	0.97%
ALL/nonperforming loans	101.86%	93.53%	97.99%	92.29%	95.60%
ALL/nonperforming loans -
(excl impaired loans)	190.70%	161.96%	158.75%	145.83%	174.46%

CAPITAL RATIOS
Common equity/total assets	11.49%	11.26%	11.18%	11.42%	13.10%
Tangible common equity/tangible assets	8.26%	8.01%	7.96%	8.20%	10.28%
Tangible common equity/risk-weighted assets	11.88%	11.66%	11.57%	11.92%	14.56%
Tier 1 leverage ratio	9.06%	8.78%	8.71%	9.83%	10.97%
Tier 1 common risk-based capital ratio	12.21%	11.92%	11.79%	11.79%	14.63%
Tier 1 risk-based capital ratio	12.97%	12.69%	12.55%	12.97%	15.53%
Total risk-based capital ratio	14.18%	14.02%	13.89%	14.42%	17.22%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Oxford, Mississippi Branches

On July 26, 2013, Trustmark National Bank (TNB), a subsidiary of Trustmark Corporation (Trustmark), completed its acquisition of two branches of SOUTHBank, F.S.B. (SOUTHBank), located in Oxford, Mississippi.  As a result of this acquisition, TNB assumed deposit accounts of approximately $11.7 million in addition to purchasing the two physical branch offices.  The transaction was not material to Trustmark’s consolidated financial statements and was not considered a business combination in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”

BancTrust Financial Group, Inc.

On February 15, 2013, Trustmark completed its merger with BancTrust Financial Group, Inc. (BancTrust), a 26-year-old bank holding company headquartered in Mobile, Alabama.  In accordance with the terms of the definitive agreement, the holders of BancTrust common stock received 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark issued approximately 2.24 million shares of its common stock for all issued and outstanding shares of BancTrust common stock.  The total value of the 2.24 million shares of Trustmark common stock issued to the BancTrust shareholders on the acquisition date was approximately $53.5 million, based on a closing stock price of $23.83 per share of Trustmark common stock on February 15, 2013.  At closing, Trustmark repurchased the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program for approximately $52.6 million.

The acquisition of BancTrust is consistent with Trustmark’s strategic plan to selectively expand the Trustmark franchise.  The acquisition of BancTrust provided Trustmark entry into more than 15 markets in Alabama and enhanced the Trustmark franchise in the Florida Panhandle.

This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805. Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the acquisition date. The fair values of assets acquired and liabilities assumed are subject to adjustment if additional information becomes available to indicate a more accurate or appropriate value for an asset or liability during the measurement period, which is not to exceed one year from the acquisition date of February 15, 2013. Assets that are particularly susceptible to adjustment include certain loans, other real estate and certain premises and equipment.

Since the end of the first quarter of 2013, Trustmark has recorded an additional $6.3 million in goodwill based on changes to the estimated fair value of certain acquired loans, other real estate and premises and equipment, net.  These measurement period adjustments have been presented on a retrospective basis, consistent with applicable accounting guidance.  The estimated fair values were considered preliminary as of December 31, 2013 and are subject to refinement as additional information relative to the closing date fair values becomes available through the measurement period.  The statement of assets purchased and liabilities assumed in the BancTrust acquisition is presented below at their adjusted estimated fair values as of the acquisition date of February 15, 2013 ($ in thousands):

Assets
Cash and due from banks	$141,616
Securities	528,016
Loans held for sale	1,050
Acquired noncovered loans	944,235
Premises and equipment, net	54,952
Identifiable intangible assets	33,498
Other real estate	40,103
Other assets	102,073
Total Assets	1,845,543

Liabilities
Deposits	1,740,254
Other borrowings	64,051
Other liabilities	16,761
Total Liabilities	1,821,066

Net identified assets acquired at fair value	24,477
Goodwill	81,597
Net assets acquired at fair value	$106,074

The excess of the consideration paid over the estimated fair value of the net assets acquired was $81.6 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the acquisition date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately 10 years.

Loans, excluding loans held for sale (LHFS), acquired from BancTrust were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements and leases, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

The operations of BancTrust are included in Trustmark’s operating results from February 15, 2013, and added revenue of $21.4 million and net income available to common shareholders of $3.7 million for the fourth quarter of 2013.  Included in Trustmark’s noninterest expense during the first quarter of 2013 are non-routine BancTrust transaction expenses totaling approximately $9.4 million (change in control and severance expense of $1.4 million included in salaries and benefits; professional fees, contract termination and other expenses of $7.9 million included in other expense).

Bay Bank & Trust Company

On March 16, 2012, Trustmark completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock valued at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805.  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation was deemed preliminary as of March 31, 2012 and was finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	97,914
Premises and equipment, net	9,466
Identifiable intangible assets	7,017
Other real estate	2,569
Other assets	3,471
Total Assets	234,960

Liabilities
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	25,638
Consideration paid to Bay Bank	22,003

Bargain purchase gain	3,635
Income taxes	-
Bargain purchase gain, net of taxes	$3,635

The bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  Initially, Trustmark recognized a bargain purchase gain of $2.8 million during the first quarter of 2012 and subsequently increased the bargain purchase gain by $881 thousand during the second quarter of 2012 as the fair values associated with the Bay Bank acquisition were finalized.  The gain of $3.6 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805 and is included in other noninterest income.  Included in noninterest expense during the first quarter of 2012 are non-routine Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

Loans acquired from Bay Bank were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$502	$503	$505	$506	$-
U.S. Government agency obligations
Issued by U.S. Government agencies	129,293	133,013	139,066	141,226	10
Issued by U.S. Government sponsored agencies	40,179	132,425	133,791	186,293	105,735
Obligations of states and political subdivisions	171,738	212,991	212,204	218,467	215,761
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,474	48,240	46,330	51,138	19,902
Issued by FNMA and FHLMC	241,118	214,795	227,927	241,365	208,564
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,290,741	2,048,275	2,156,320	2,090,516	1,466,366
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	242,172	354,131	361,575	377,070	399,780
Asset-backed securities and structured financial products	63,937	227,728	233,965	239,502	241,627
Total securities available for sale	$2,194,154	$3,372,101	$3,511,683	$3,546,083	$2,657,745

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$100,159	$-	$-	$-	$-
Obligations of states and political subdivisions	65,987	30,229	30,295	33,071	36,206
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	9,433	2,420	2,547	2,932	3,245
Issued by FNMA and FHLMC	12,724	564	567	569	572
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	837,393	-	-	-	-
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	143,032	36,767	36,929	37,094	2,165
Total securities held to maturity	$1,168,728	$69,980	$70,338	$73,666	$42,188

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity.  The securities were transferred at fair value, which became the cost basis for the securities held to maturity.  At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax).  These unrealized holding losses are amortized over the remaining life of the security as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security.  There were no gains or losses recognized as a result of the transfer.  At December 31, 2013, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $46.4 million ($28.6 million, net of tax).

During the 4th quarter of 2013, Trustmark sold $135.6 million of Collateralized Loan Obligations (CLO) generating a net gain of $1.3 million. These securities were identified as available for sale and had been carried in the asset-backed securities and structured financial products line item in the table shown above.  This sale leaves Trustmark with a CLO balance of $25.8 million at December 31, 2013, which was subsequently sold in January 2014.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 93% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any equity investment in any GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Loans secured by real estate:
Construction, land development and other land loans	$596,889	$572,057	$519,263	$485,419	$468,975
Secured by 1-4 family residential properties (1)	1,485,564	1,482,963	1,414,871	1,430,293	1,497,480
Secured by nonfarm, nonresidential properties	1,415,139	1,408,342	1,406,930	1,385,669	1,410,264
Other real estate secured	189,362	196,328	192,568	174,680	189,949
Commercial and industrial loans	1,157,614	1,132,863	1,169,327	1,206,851	1,169,513
Consumer loans	165,308	164,612	160,318	160,253	171,660
Other loans	789,005	739,476	714,105	688,623	684,913
LHFI	5,798,881	5,696,641	5,577,382	5,531,788	5,592,754
Allowance for loan losses	(66,448)	(68,632)	(72,825)	(76,900)	(78,738)
Net LHFI	$5,732,433	$5,628,009	$5,504,557	$5,454,888	$5,514,016

(1) Previously reported 3/31/2013 balance was increased by $57.4 million due to the misclassification of the proceeds received from the GNMA delinquent loan sale, which should have decreased Other Assets.

ACQUIRED NONCOVERED LOANS BY TYPE	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Loans secured by real estate:
Construction, land development and other land loans	$98,928	$106,655	$132,116	$138,442	$10,056
Secured by 1-4 family residential properties	157,914	168,573	184,928	209,658	19,404
Secured by nonfarm, nonresidential properties	287,136	301,686	318,603	339,953	45,649
Other real estate secured	33,948	35,051	34,869	32,208	669
Commercial and industrial loans	149,495	186,649	206,338	235,286	3,035
Consumer loans	18,428	22,251	27,420	32,694	2,610
Other loans	24,141	17,010	18,179	14,886	100
Noncovered loans	769,990	837,875	922,453	1,003,127	81,523
Allowance for loan losses	(7,249)	(3,007)	(112)	(1,961)	(1,885)
Net noncovered loans	$762,741	$834,868	$922,341	$1,001,166	$79,638

ACQUIRED COVERED LOANS BY TYPE	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Loans secured by real estate:
Construction, land development and other land loans	$2,363	$2,585	$3,662	$3,875	$3,924
Secured by 1-4 family residential properties	16,416	17,785	18,899	20,980	23,990
Secured by nonfarm, nonresidential properties	10,945	12,120	13,341	17,355	18,407
Other real estate secured	2,644	2,817	2,929	3,365	3,567
Commercial and industrial loans	394	478	543	648	747
Consumer loans	119	151	173	179	177
Other loans	1,335	1,314	1,273	1,187	1,229
Covered loans	34,216	37,250	40,820	47,589	52,041
Allowance for loan losses	(2,387)	(2,326)	(2,578)	(4,497)	(4,190)
Net covered loans	$31,829	$34,924	$38,242	$43,092	$47,851

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	December 31, 2013
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$596,889	$19,996	$76,240	$289,112	$44,066	$167,475
Secured by 1-4 family residential properties	1,485,564	15,041	47,462	1,263,409	137,133	22,519
Secured by nonfarm, nonresidential properties	1,415,139	24,628	148,350	756,457	148,372	337,332
Other real estate secured	189,362	3,441	4,873	132,925	22,092	26,031
Commercial and industrial loans	1,157,614	26,147	12,182	760,366	85,615	273,304
Consumer loans	165,308	12,934	2,617	128,922	18,443	2,392
Other loans	789,005	20,496	24,458	630,116	51,302	62,633
Loans	$5,798,881	$122,683	$316,182	$3,961,307	$507,023	$891,686

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$47,605	$885	$29,155	$13,461	$1,539	$2,565
Development	95,672	766	25,252	41,399	3,601	24,654
Unimproved land	112,758	1,467	18,997	61,926	14,338	16,030
1-4 family construction	96,518	9,419	2,214	58,020	3,060	23,805
Other construction	244,336	7,459	622	114,306	21,528	100,421
Construction, land development and other land loans	$596,889	$19,996	$76,240	$289,112	$44,066	$167,475

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$160,086	$2,930	$40,720	$63,776	$17,000	$35,660
Office	168,741	3,868	34,578	85,385	6,801	38,109
Nursing homes/assisted living	101,771	-	-	93,542	4,280	3,949
Hotel/motel	68,339	-	367	34,307	24,500	9,165
Industrial	68,173	693	6,018	26,458	152	34,852
Health care	13,908	3,100	-	10,711	97	-
Convenience stores	10,806	256	-	6,652	706	3,192
Other	154,761	5,264	19,950	75,792	3,818	49,937
Total income producing loans	746,585	16,111	101,633	396,623	57,354	174,864

Owner-occupied:
Office	104,576	1,550	14,910	60,003	4,458	23,655
Churches	81,312	2,008	2,983	40,363	25,342	10,616
Industrial warehouses	97,403	928	3,142	42,143	7,358	43,832
Health care	101,187	-	14,169	56,948	14,917	15,153
Convenience stores	56,026	-	1,649	31,496	3,277	19,604
Retail	28,374	464	3,665	17,003	3,258	3,984
Restaurants	34,714	-	1,830	28,400	3,330	1,154
Auto dealerships	12,056	-	246	10,077	1,692	41
Other	152,906	3,567	4,123	73,401	27,386	44,429
Total owner-occupied loans	668,554	8,517	46,717	359,834	91,018	162,468

Loans secured by nonfarm, nonresidential properties	$1,415,139	$24,628	$148,350	$756,457	$148,372	$337,332

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Securities – taxable	2.30%	2.22%	2.24%	2.33%	2.44%	2.27%	2.77%
Securities – nontaxable	4.28%	4.25%	4.31%	4.44%	4.39%	4.32%	4.49%
Securities – total	2.40%	2.32%	2.35%	2.45%	2.58%	2.38%	2.89%
Loans - LHFI & LHFS	4.55%	4.69%	4.74%	4.76%	4.77%	4.68%	4.92%
Acquired loans	10.95%	8.20%	8.48%	8.93%	13.75%	9.11%	13.00%
Loans - total	5.36%	5.18%	5.29%	5.14%	4.98%	5.24%	5.11%
FF sold & rev repo	0.50%	0.35%	0.29%	0.25%	0.41%	0.37%	0.34%
Other earning assets	4.53%	3.86%	4.29%	4.15%	4.30%	4.20%	4.24%
Total earning assets	4.35%	4.19%	4.28%	4.26%	4.23%	4.27%	4.44%

Interest-bearing deposits	0.27%	0.27%	0.28%	0.30%	0.35%	0.28%	0.42%
FF pch & repo	0.11%	0.12%	0.11%	0.12%	0.14%	0.12%	0.16%
Other borrowings	2.96%	3.07%	3.13%	3.03%	2.72%	3.05%	2.81%
Total interest-bearing liabilities	0.33%	0.33%	0.34%	0.37%	0.41%	0.34%	0.48%

Net interest margin	4.10%	3.94%	4.02%	3.98%	3.94%	4.01%	4.09%
Net interest margin excluding acquired loans	3.48%	3.52%	3.55%	3.66%	3.77%	3.55%	3.94%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin improved 16 basis points during the fourth quarter of 2013 primarily due to an increase in interest and fees on acquired loans, which was the result of increased acquired loan recoveries during the quarter.

During the fourth quarter of 2013, the yield on average acquired loans includes approximately $9.3 million in recoveries, or an annualized 4.35% of the average acquired loan balance.  Excluding the recoveries on acquired loans, the yield on average acquired loans totaled 6.60%.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $1.0 million for the quarter ended December 31, 2013 compared to a net negative ineffectiveness of $724 thousand for the quarter ended December 31, 2012.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Mortgage servicing income, net	$4,688	$4,552	$4,385	$4,267	$4,441	$17,892	$16,202
Change in fair value-MSR from runoff	(2,182)	(2,407)	(2,756)	(2,460)	(2,631)	(9,805)	(9,808)
Gain on sales of loans, net	2,202	6,465	7,597	10,165	12,034	26,429	33,919
Other, net	(533)	(1,485)	(1,052)	(1,649)	(1,789)	(4,719)	4,022
Mortgage banking income before hedge ineffectiveness	4,175	7,125	8,174	10,323	12,055	29,797	44,335
Change in fair value-MSR from market changes	3,937	287	6,467	1,127	(418)	11,818	(9,378)
Change in fair value of derivatives	(2,926)	1,028	(6,346)	133	(306)	(8,111)	6,003
Net positive (negative) hedge ineffectiveness	1,011	1,315	121	1,260	(724)	3,707	(3,375)
Mortgage banking, net	$5,186	$8,440	$8,295	$11,583	$11,331	$33,504	$40,960

During the first quarter of 2013, Trustmark exercised its option to repurchase delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are fully guaranteed by FHA/VA.  As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6).  The transaction resulted in a gain of $534 thousand, which was recorded during the first quarter of 2013 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Partnership amortization for tax credit purposes	$(5,642)	$(2,388)	$(2,221)	$(2,117)	$(3,202)	$(12,368)	$(8,417)
Bargain purchase gain on Bay Bank acquisition	-	-	-	-	-	-	3,635
(Decrease) increase in FDIC indemnification asset	(2,429)	211	(2,317)	(1,365)	(743)	(5,900)	(3,722)
Other miscellaneous income	3,269	2,342	2,393	2,291	1,938	10,295	9,617
Total other, net	$(4,802)	$165	$(2,145)	$(1,191)	$(2,007)	$(7,973)	$1,113

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the fourth quarter of 2013, other noninterest income included a write-down of the FDIC indemnification asset of $2.4 million on acquired covered loans obtained from Heritage as a result of loan pay-offs, improved cash flow projections and lower loss expectations for loan pools.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Loan expense	$4,419	$3,390	$4,267	$2,995	$3,274	$15,071	$20,248
Non-routine transaction expenses on acquisitions	-	-	-	7,920	-	7,920	1,917
Amortization of intangibles	2,434	2,466	2,472	1,442	1,022	8,814	3,788
Other miscellaneous expense	8,555	7,675	11,832	5,694	6,158	33,756	22,867
Total other expense	$15,408	$13,531	$18,571	$18,051	$10,454	$65,561	$48,820

Other miscellaneous expense increased during the second quarter of 2013 due to a non-routine litigation expense of $4.0 million related to a proposed settlement on Trustmark’s overdraft fees for insufficient funds on debit card purchases and ATM withdrawals as previously disclosed in the Form 8-K filed on June 26, 2013.  During the third quarter of 2013, the United States District Court for the Southern District of Mississippi preliminarily approved the settlement. The court will hold a hearing on March 25, 2014 to determine whether to issue final approval of the settlement.

As previously mentioned in Note 1 – Business Combinations, during the first quarter of 2013, Trustmark incurred $7.9 million of non-routine BancTrust transaction expenses in other noninterest expense.  These non-routine transaction expenses include $2.2 million of professional fees and $5.7 million of contract termination and other expenses.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION December 31, 2013 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Year Ended
			12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,346,975	$1,333,356	$1,344,360	$1,325,508	$1,288,222	$1,337,597	$1,261,617
Less:	Goodwill		(372,468)	(368,482)	(366,592)	(324,902)	(291,104)	(358,270)	(291,104)
	Identifiable intangible assets		(43,532)	(45,988)	(48,402)	(35,187)	(17,933)	(43,308)	(17,348)
	Total average tangible common equity		$930,975	$918,886	$929,366	$965,419	$979,185	$936,020	$953,165

	PERIOD END BALANCES
	Total shareholders' common equity		$1,354,953	$1,329,514	$1,326,819	$1,352,946	$1,287,369
Less:	Goodwill		(372,851)	(372,463)	(368,315)	(366,366)	(291,104)
	Identifiable intangible assets		(41,990)	(44,424)	(46,889)	(49,361)	(17,306)
	Total tangible common equity	(a)	$940,112	$912,627	$911,615	$937,219	$978,959

	TANGIBLE ASSETS
	Total assets		$11,790,383	$11,805,197	$11,863,312	$11,850,515	$9,828,667
Less:	Goodwill		(372,851)	(372,463)	(368,315)	(366,366)	(291,104)
	Identifiable intangible assets		(41,990)	(44,424)	(46,889)	(49,361)	(17,306)
	Total tangible assets	(b)	$11,375,542	$11,388,310	$11,448,108	$11,434,788	$9,520,257

	Risk-weighted assets	(c)	$7,916,378	$7,825,839	$7,878,281	$7,862,884	$6,723,259

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income available to common shareholders			$28,039	$33,034	$31,121	$24,866	$27,710	$117,060	$117,283
Plus:	Intangible amortization net of tax		1,503	1,523	1,526	890	631	5,442	2,339
Net income adjusted for intangible amortization			$29,542	$34,557	$32,647	$25,756	$28,341	$122,502	$119,622

	Period end common shares outstanding	(d)	67,372,980	67,181,694	67,163,195	67,151,087	64,820,414

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		12.59%	14.92%	14.09%	10.82%	11.51%	13.09%	12.55%
	Tangible common equity/tangible assets	(a)/(b)	8.26%	8.01%	7.96%	8.20%	10.28%
	Tangible common equity/risk-weighted assets	(a)/(c)	11.88%	11.66%	11.57%	11.92%	14.56%
	Tangible common book value	(a)/(d)*1,000	$13.95	$13.58	$13.57	$13.96	$15.10

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,354,953	$1,329,514	$1,326,819	$1,352,946	$1,287,369
	Eliminate qualifying AOCI		43,731	52,226	36,088	(5,709)	(3,395)
	Qualifying tier 1 capital		60,000	60,000	60,000	93,000	60,000
	Disallowed goodwill		(372,851)	(372,463)	(368,315)	(366,366)	(291,104)
Adj to goodwill allowed for deferred taxes			14,445	14,093	13,740	13,388	13,035
	Other disallowed intangibles		(41,990)	(44,424)	(46,889)	(49,361)	(17,306)
	Disallowed servicing intangible		(6,783)	(6,315)	(6,038)	(5,153)	(4,734)
	Disallowed deferred taxes		(24,647)	(39,476)	(26,411)	(12,575)	-
	Total tier 1 capital		1,026,858	993,155	988,994	1,020,170	1,043,865
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(93,000)	(60,000)
	Total tier 1 common capital	(e)	$966,858	$933,155	$928,994	$927,170	$983,865

	Tier 1 common risk-based capital ratio	(e)/(c)	12.21%	11.92%	11.79%	11.79%	14.63%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity